Registration No. 33-______


    As filed with the Securities and Exchange Commission on January 16, 2001.
       -------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               FORM S-8 / FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            HAMPSHIRE GROUP, LIMITED
                            ------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                           06-0967107
   ----------------------                                -----------------
  (State of Incorporation)                              (I.R.S. EIN Number)

                             215 Commerce Boulevard
                         Anderson, South Carolina 29625
                    (Address of Principal Executive Offices)


                 HAMPSHIRE GROUP, LIMITED 1992 STOCK OPTION PLAN
                                       and
HAMPSHIRE GROUP, LIMITED COMMON STOCK PURCHASE PLAN FOR DIRECTORS AND EXECUTIVES

                       Charles W. Clayton, Vice President,
                             Secretary and Treasurer
                            Hampshire Group, Limited
                             215 Commerce Boulevard
                         Anderson, South Carolina 29625
                           Telephone: (864) 225-6232
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                 With a copy to:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                            Telephone: (212) 728-8000

                         CALCULATION OF REGISTRATION FEE


--------------- -------------- ---------------- ----------------- -------------
                                  Proposed          Proposed        Amount of
   Title of       Number of        Maximum          Maximum      Registration
 Securities to   Shares to be   Offering Price      Aggregate          Fee
 be Registered    Registered      Per Share      Offering Price
--------------- -------------- ---------------- ----------------- -------------

Common Stock,     750,000 (1)     $7.50 (2)       $5,625,000 (2)    $1,485.00
par value
$0.10 per share


(1) Represents (i) 500,000 additional shares of common stock issuable upon the exercise of options granted pursuant to the Hampshire Group, Limited 1992 Stock Option Plan, as amended (the "Option Plan"); (ii) 76,359 shares of common stock allocated to participant accounts pursuant to the Hampshire Group, Limited Common Stock Purchase Plan for Directors and Executives (the "Purchase Plan" and together with the Option Plan, the "Plans"); and (iii) 173,641 additional shares of common stock which may be allocated to participant accounts and issued under the Purchase Plan (the "Stock"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low price per share of the common stock as reported on NASDAQ for January 11, 2001.

                                EXPLANATORY NOTE

     The documents containing the information specified in Part I of Form S-8 sent or given to intended recipients as specified by Rule 428(b)(1) under the Securities Act, together with the documents incorporated by reference into this Registration Statement pursuant to Part II, Item 3 of Form S-8, constitute the requisite prospectus that meets the requirements of Section 10(a) of the Securities Act. The prospectus filed as part of this Registration Statement has been prepared pursuant to Instruction C of Form S-8, and in accordance with the requirements of Part I of Form S-3 and may be used in connection with offers for resale of certain shares of common stock acquired by the selling stockholders (as defined therein).

                                   PROSPECTUS
                                   ----------
                            HAMPSHIRE GROUP, LIMITED

            76,359 Shares of Common Stock, par value $0.10 per share

     This prospectus may be used by certain stockholders, named under the caption "Selling Stockholders" herein, in connection with their sales of up to 76,359 shares of common stock of Hampshire Group, Limited, issued to them pursuant to the Hampshire Group, Limited Common Stock Purchase Plan for Directors and Executives. We expect that selling stockholders who choose to offer and sell their shares will do so from time to time in ordinary market transactions at then-current market prices for shares of our common stock, or in other transactions at negotiated prices. We will pay the expenses of this prospectus but will receive no part of the proceeds of any such sales. The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered hereby.

     The selling stockholders and brokers through whom sales are made may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profits or commissions received by the selling stockholders or such brokers may be deemed underwriting commissions under the Securities Act. See "Plan of Distribution."

     Our common stock is currently traded on the Nasdaq National Market under the symbol "HAMP." On January 11, 2001, the closing price of our common stock was $7.875 per share.

     Our principal executive offices are located at 215 Commerce Boulevard, Anderson, SC 29625, and our telephone number is (864) 225-6232.

     The date of this prospectus is January 16, 2001.

                            ________________________

 INVESTING IN OUR COMMON STOCK INVOLVES RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO
                           PURCHASE OUR COMMON STOCK.

                            ________________________

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                             ______________________

                                TABLE OF CONTENTS

                                                                         Page

Risk Factors     -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -   3

Special Statement Regarding Forward-Looking Statements  -  -  -  -  -  -   5

About This Prospectus    -  -  -  -  -  -  -  -  -  -   -  -  -  -  -  -   5

The Company -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  6

Use of Proceeds -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - 6

Selling Stockholders -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  7

Plan of Distribution   -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -   8

Interests of Named Experts and Counsel   -  -  -  -  -  -  -  -  -  -  -   9

Material Changes  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - 10

About This Prospectus and Where You May Find More Information -  -  -  -  10

Experts -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  12

Commission's Position on Indemnification of Securities Act Liability  -   12


PART II - Information required in the Registration Statement

    Item 3. - Incorporation of Certain Documents by Reference  -  -  -  - 13

    Item 5. - Interests of Named Experts and Counsel -  -  -  -  -  -  -  14

    Item 8. - Exhibits  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - 14

    Signatures    -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  - 15

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

     If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

We face intense competition.
---------------------------
     Competition in the apparel industry is intense and is based on price, quality and service. While we face competition from a large number of apparel manufacturers located in the United States, our primary competition comes from manufacturers located in Hong Kong, Taiwan, South Korea, Bangladesh, India, Sri Lanka, Malaysia and Singapore. The foreign competitors benefit from production cost advantages, which are offset in part by United States import quota and tariff protection.

We may not continue to benefit from certain import quota and tariff protection.
------------------------------------------------------------------------------
     As a result of bilateral agreements between the United States and certain foreign countries negotiated under the framework established by the Arrangement Regarding International Trade in Textiles, we benefit from import quota and tariff protection in certain categories of its apparel business. Our profitability could be adversely affected if the quotas and tariffs were reduced or eliminated.

We may lose one or more of our major customers.
----------------------------------------------
     Our business is highly dependent on the continued relationship with major retailers. The loss of one or more of these retailers as a customer could adversely affect the Company's business.

The bankruptcy of certain customers may have an adverse affect on our financial condition.
-------------------------------------------------------------------------------
     In the past several years, a number of retail stores have filed for bankruptcy protection, including certain of our customers. Through management of our accounts receivable, however, we have ensured that such bankruptcies have not had a material adverse effect on our financial condition. However, there can be no assurance that additional customers will not file for bankruptcy protection in the future and that such bankruptcies will not adversely affect our financial condition.

We may be subject to additional costs due to the unionization of our employees.
------------------------------------------------------------------------------
     The Company and its employees are not parties to any collective bargaining agreements except with the UNITE Labor Union which represents approximately 13 employees of the Company's wholly-owned subsidiary, Item-Eyes, Inc. If our employees should elect to be represented by a union in the future, increased costs may be incurred and our financial results could be adversely affected.

We may lose one or more of our key employees.
--------------------------------------------
     Our business is highly dependent on our senior management. The loss of the services of one or more of these senior managers, if adequate replacements were not found, could adversely affect the Company's business.

We may not be able to realize the benefits of recent acquisitions.
-----------------------------------------------------------------
     We purchased substantially all of the assets of Item-Eyes, Inc., a privately held sportswear company, effective as of August 20, 2000. This acquisition may not be as beneficial to us as we expect.

Our investments made through Hampshire Investments, Inc. are subject to market risk with respect to foreign currencies.
-------------------------------------------------------------------------------
     Through Hampshire Investments, we purchase foreign based assets with U.S. dollars or foreign currency purchased with U.S. dollars. The real property that we own outside of the United States is leased for either U.S. dollars, or other stable currency. Our primary exposure to market risk with respect to foreign currencies is the impact that fluctuations in such currencies may have on the business of the lessees of our real property.

Our officers and directors have significant control over us and their interests may differ from yours.
-------------------------------------------------------------------------------
     Our directors and officers beneficially own or control approximately 36% of our common stock. Individually and in the aggregate, these stockholders will be able to significantly influence our management, affairs and all matters requiring shareholder approval. In particular, this concentration of ownership may have the effect of delaying, deferring or preventing an acquisition of us and may adversely affect the market price of our common stock.

             SPECIAL STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate,"
"believe," "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations, or of our financial condition, or state other 'forward-looking" information.

     We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

     Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the "Risk Factors" section of this prospectus. Readers should not place undue reliance on our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this prospectus could harm our business, prospects, operating results and financial condition.


                              ABOUT THIS PROSPECTUS

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to, or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                   THE COMPANY

     We operate two business segments - Apparel and Investments. Jointly, Hampshire Designers, Inc. and Item-Eyes, Inc, the Apparel Segment, is the largest designer and manufacturer of sweaters in North America and a significant supplier of assorted apparel. Hampshire Investments, Limited was organized in March 1997, for the purpose of making long-term, diversified investments, primarily in real estate, both domestically and international.

     Information with respect to sales and operating income attributable to the business segments, appears in Management's Discussion and Analysis of Financial Condition and Results of Operations included in our report on Form 10-K for the year ended December 31, 1999, which report is incorporated in its entirety herein by reference.


                                 USE OF PROCEEDS

     This prospectus relates to shares of common stock being offered and sold for the accounts of certain selling stockholders. We will not receive any of the proceeds from the sale of the shares of our common stock offered hereby, all of which will be received by such selling stockholders; but we will pay all expenses related to the registration of the shares.

                              SELLING STOCKHOLDERS

     This prospectus relates to offers and sales by certain selling stockholders of shares of common stock acquired or to be acquired by them under the Hampshire Group, Limited Common Stock Purchase Plan for Directors and Executives and the Hampshire Group, Limited 1992 Stock Option Plan. The following table sets forth the names and positions held within the past three years with us or our affiliates of the selling stockholders, the number of shares of our common stock beneficially owned by each of them as of December 31, 2000 and the number of shares of our common stock covered by this prospectus. Because the selling stockholders may sell all or some part of our common stock which they hold pursuant to this prospectus and the fact that this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of common stock that will be held by the selling stockholders upon termination of this Offering. See "Plan of Distribution." Our common stock offered by this prospectus may be offered from time to time, in whole or in part, by the persons named below or by their transferees, as to whom applicable information will, to the extent required, be set forth in a prospectus supplement.


                                      Beneficial      Shares        Shares
                       Position      ownership of   available for   owned
 Selling               with the      shares before   sale in the    after
Stockholder            Company      the Offering (1) Offering (2)  Offering
------------------- --------------- ---------------- ------------ ----------
Charles W. Clayton  Chief Financial
                    Officer, Vice
                    President,
                    Secretary, and
                    Treasurer           160,148         40,916     119,232

Eugene Warsaw       President and
                    Chief Executive
                    Officer of          132,395         35,443      96,952
                    Hampshire Designers,
                    Inc


                       Percent
                        Owned
 Selling              after the
Stockholder           Offering
------------------- ---------------
Charles W. Clayton      2.57%  (3)

Eugene Warsaw           2.09%  (3)


(1) Includes shares previously credited to the accounts of the selling stockholders and held in trust under the Hampshire Group, Limited Common Stock Purchase Plan, over which shares the selling stockholders do not exercise voting and/or investment power until after distribution of such shares.

(2) The table assumes that each of the selling stockholders will sell all of the shares of our common stock offered under this prospectus, although there can be no assurance that any Selling Stockholder will sell all or any of the shares of common stock offered by such selling stockholders hereunder.

(3)  Based on 4,644,993 shares outstanding December 31, 2000.

                              PLAN OF DISTRIBUTION

     Since the selling stockholders may offer all or part of the shares of common stock and since this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares of common stock to be offered for sale by the selling stockholders.

     The selling stockholders may, from time to time and subject to certain conditions, effect sales of common stock owned by such selling stockholders in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of common stock may be effected from time to time in one or more transactions in the over-the-counter market, transactions other than in the over-the-counter market or a combination of such transactions. Any such transactions may be effected at prices and at terms then prevailing, or at prices related to the then current market price, or in negotiated transactions, by gift or otherwise. The selling stockholders may effect such transactions by selling common stock to, or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of common stock for whom they may act as agent. In effecting sales, brokers or dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate. The selling stockholders and any broker-dealers or agents that participate in the distribution of shares of the common stock by them might be deemed to be underwriters, and any discounts, commissions or concessions might be deemed to be underwriting discounts and commissions, within the meaning of the Securities Act of 1933, as amended.

     We have been advised by the selling stockholders that they intend to sell all or a portion of the shares of common stock offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the selling stockholders may choose to dispose of the shares offered hereby by gift to a third party, or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commission from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees shall be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal, any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker- dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions, or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from the purchasers of such shares commissions computed as described above.

     We have advised the selling stockholders that Regulation M promulgated under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon our being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the selling stockholders, the commissions paid or discounts or concessions allowed by the selling stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus.

     Any securities covered by this prospectus which qualify for sale pursuant to Rules 144 and 701 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be our "affiliate", is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume in shares of our common stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from us or our affiliate. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding us. However, a person who has not been our "affiliate" at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least one year has elapsed since such shares were acquired from us or our affiliate.

     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered hereunder.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Willkie Farr & Gallagher are passing upon the validity of the shares of common stock offered hereby for the Company. As of the date of this prospectus, Harvey L. Sperry, a retired partner of Willkie Farr & Gallagher, is a director of the Company.

                                MATERIAL CHANGES

     There have been no material changes in the Company's affairs which have occurred since December 31, 1999, the end of the latest fiscal year of the Company for which certified financial statements were included in the Company's Annual Report to Stockholders, and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.



          ABOUT THIS PROSPECTUS AND WHERE YOU MAY FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered under this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all of the information contained in the registration statement because we have omitted parts of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain copies at the prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Hampshire Group, Limited, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission's web site at http://www.sec.gov.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Our Securities and Exchange Commission File Number is 000-20201. Copies of these materials can be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, at prescribed rates. Our common stock is listed on the Nasdaq National Market under the symbol "HAMP."

     The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the specific documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock offered under the prospectus are sold:

(a) Hampshire's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1999, pursuant to the Exchange Act.

(b) Hampshire's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2000, July 1, 2000, and September 30, 2000, filed with the Commission pursuant to the Exchange Act.

(c) Hampshire's Registration Statement on Form S-8 / S-3 (Registration No. 33-86312), filed on November 14, 1994 pursuant to the Exchange Act.

(d) Hampshire's Current Reports on Form 8-K, filed with the Commission pursuant to the Exchange Act on May 11, 2000, July 10, 2000, and September 15, 2000, respectively, and Current Reports on Form 8-K/A filed with the Commission on July 10, 2000, and November 9, 2000, respectively; and

(e)  The   description  of  shares  of  our  common  stock,   contained  in  the
     Registration Statement filed by the Registrant with the Commission on Form 8-A, on May 13, 1992, pursuant to the Exchange Act.

     In addition, all reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering hereunder, shall be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of the filing of such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information described above that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such information may be directed to:
Hampshire Group, Limited, Attention: Corporate Secretary, 215 Commerce Boulevard, Anderson, South Carolina 29625, Telephone: (864) 225-6232.

                                     EXPERTS

     The financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as included in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements and schedules of the Company as of December 31, 1998 and for each of the two years then ended, incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, or officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Hampshire Group, Limited, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000, and September 30, 2000, pursuant to the Exchange Act.

(c) The Company's Registration Statement on Form S-8 / S-3 (Registration No. 33-86312), filed on November 14, 1994, pursuant to the Securities Act;

(d) The Company's Current Reports on Form 8-K filed with the Commission on May 11, 2000, July 10, 2000, and September 15, 2000, respectively, and the Company's Current Reports on Form 8-K/A filed with the Commission on July 10, 2000, and November 9, 2000, respectively;

(e) The description of the common stock contained in the Company's Registration Statement on Form 8-A, filed on May 13, 1992, pursuant to the Exchange Act.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified, or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified, or superseded shall not be deemed to constitute a part hereof except as so modified, or superseded.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Willkie Farr & Gallagher are passing upon the validity of the shares of common stock offered hereby for the Company. As of the date of this Registration Statement, Harvey L. Sperry, a retired partner of Willkie Farr & Gallagher, is a director of the Company.


ITEM 8.  EXHIBITS

Exhibit No.                 Exhibits incorporated by reference
----------  ------------------------------------------------------------
            Item-Eyes, Inc. Interim Unaudited Financial Statements for
            the Six Months Ended June 30, 2000                              (1)

            Item-Eyes, Inc. Financial Statements for the Year Ended
            December 31, 1999                                               (1)

            Item-Eyes, Inc. Financial Statements for the Year Ended
            December 31, 1998                                               (1)

            Item-Eyes, Inc. Financial Statements for the Year Ended
            December 31, 1997                                               (1)

            Hampshire Group Limited Unaudited Pro Forma Financial
            Statements                                                      (1)

            (1)  Incorporated by reference to the Company's
            November 9, 2000, Current Report on Form 8K/A


                             Exhibit filed herewith

  5         Opinion of Willkie Farr & Gallagher regarding the legality of the securities to be newly issued under the Plans.

 23.1       Consent of Deloitte & Touche LLP.

 23.2       Consent of Willkie Farr & Gallagher (included in Exhibit 5).

 23.3       Consent of PricewaterhouseCoopers LLP

 23.4       Consent of Berenson & Company LLP

 24         Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, South Carolina, on this 16th day of January 2001. HAMPSHIRE GROUP, LIMITED

                                        By:  /s/ Ludwig Kuttner
                                             ------------------
                                        Ludwig Kuttner
                                        Chairman of the Board, President
                                        and Chief Executive Officer
-------------------------------------------------------------------------------
Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                     Title                          Date
    ---------                  ------------               ------------------

/s/ Ludwig Kuttner
-----------------------       Chairman of the Board,          January 16, 2001
   Ludwig Kuttner             President and Chief Executive
                              Officer
                              (Principle Executive Officer)

/s/ Joel Goldberg
-----------------------         Director                      January 16, 2001
   Joel Goldberg

/s/ Harvey L. Sperry
-----------------------         Director                      January 16, 2001
   Harvey L. Sperry

/s/ Eugene Warsaw
-----------------------         Director                      January 16, 2001
   Eugene Warsaw

/s/ Peter W. Woodworth
-----------------------         Director                      January 16, 2001
  Peter W. Woodworth

/s/ Charles W. Clayton
-----------------------         Vice President,               January 16, 2001
  Charles W. Clayton            Secretary and Treasurer
                                (Principle Accounting Officer)

/s/ William W. Hodge
-----------------------         Vice President and            January 16, 2001
  William W. Hodge              Chief Financial Officer
                                (Principle Financial Officer)